Exhibit 99.2

BAKER HUGHES, A GE COMPANY

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

June 27, 2019

The undersigned stockholders (together, the “GE Group”) of Baker Hughes, a GE company, a Delaware corporation (the “Company”), constituting the holders of a majority of the voting power of the issued and outstanding shares of Class A and Class B common stock, both classes of which are $0.0001 par value per share, of the Company (“Company Common Stock”), voting together as a single class, acting pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and Article I, Section 1.10 of the Second Amended and Restated Bylaws of the Company (the “Bylaws”), DO HEREBY CONSENT (this Action by Written Consent of Stockholders, this “Consent”) to the adoption of, and DO HEREBY ADOPT, the following resolutions effective immediately upon delivery to the Company in accordance with Section 228 of the DGCL and Article I, Section 1.10 of the Bylaws.

Approval of Future Issuances

WHEREAS, on October 30, 2016, General Electric Company, a New York corporation (“GE”), Baker Hughes Incorporated, a Delaware corporation (“BHI”), and the other parties thereto entered into that certain Transaction Agreement and Plan of Merger (as amended on March 27, 2019, the “Transaction Agreement”);

WHEREAS, on June 30, 2017, the stockholders of BHI adopted the Transaction Agreement and approved the transactions contemplated thereby, including, among others, the execution, delivery and performance of the Amended and Restated Stockholders Agreement, dated as of November 13, 2018, by and between GE and the Company (as amended from time to time thereafter in accordance with the terms thereof, the “Stockholders Agreement”), the Exchange Agreement, dated as of July 3, 2017, by and among GE, the Company and Baker Hughes, a GE company, LLC (“BHGE LLC”) (as amended from time to time in accordance with the terms thereof, the “Exchange Agreement”), and the Amended and Restated Limited Liability Company Agreement of BHGE LLC, dated as of July 3, 2017, by and among BHGE LLC and its members (as amended from time to time in accordance with the terms thereof, the “BHGE LLC Agreement”);

WHEREAS, pursuant to the Stockholders Agreement, the GE Group has the right (the “Preemptive Rights”) to purchase its pro rata portion of any securities of the Company, other than Excluded Securities (as defined in the Stockholders Agreement), that the Company proposes to issue or sell;

WHEREAS, pursuant to the BHGE LLC Agreement, the GE Group has the right (the “Top-Up Rights” and, together with the Preemptive Rights, the “GE Purchase Rights”) in certain circumstances to acquire Paired Interests (as defined in the Exchange Agreement);

WHEREAS, pursuant to the rules of the New York Stock Exchange (“NYSE”), stockholder approval is required prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock (a “Stock Issuance”), in any transaction or series of related transactions with any director, officer or substantial security holder of the company (each, a “Related Party”), if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be converted or exercised, exceeds a threshold percentage of the number of shares of common stock or of the voting power outstanding before the issuance or sale;

WHEREAS, the GE Group may be deemed to be a Related Party under (and as defined in) NYSE rules and regulations; and

WHEREAS, the GE Group has determined that it is desirable that the stockholders of BHGE approve any future Stock Issuances from time to time by the Company to any members of the GE Group, or any other affiliates of GE, in connection with or related to any exercise of the GE Purchase Rights.

NOW, THEREFORE, BE IT:

RESOLVED, that any Stock Issuance, including for the avoidance of doubt any issuances of Company Common Stock or Paired Interests, by the Company (it being understood that such reference to “Company” shall include BHGE LLC in respect of any issuance of Paired Interests) to one or more members of the GE Group, or any other affiliates of GE, in connection with or related to any exercise of the GE Purchase Rights from time to time be, and hereby is, approved (the “Approval”);

RESOLVED, FURTHER, that the Approval constitutes any stockholder approval or consent required for purposes of NYSE rule 312.03;

RESOLVED, FURTHER, that this Consent and the resolutions set forth herein shall be effective upon delivery to the Company in accordance with Section 228 of the DGCL and Article I, Section 1.10 of the Bylaws;

RESOLVED, FURTHER, that this Consent may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same written consent; and

RESOLVED, FURTHER, that the corporate secretary of the Company be, and hereby is, directed to filed this Consent with the minutes of the proceedings of the stockholders of the Company.

[Signature page follows.]

IN WITNESS WHEREOF, each of the undersigned stockholders has executed this Action by Written Consent of Stockholders as of the date first written above.

GENERAL ELECTRIC COMPANY

By:	/s/ Christoph A. Pereira
Name:	Christoph A. Pereira
Title:	Vice President, Chief Risk Officer and Chief Corporate Counsel
Shares held:	23,369,778

GE OIL & GAS US HOLDINGS IV, INC.

By:	/s/ Victoria Vron
Name:	Victoria Vron
Title:	Vice President & Secretary
Shares held:	48,896,204

GE HOLDINGS (US), INC.

By:	/s/ Victoria Vron
Name:	Victoria Vron
Title:	Vice President & Secretary
Shares held:	5,403,956

GE OIL & GAS US HOLDINGS I, INC

By:	/s/ Victoria Vron
Name:	Victoria Vron
Title:	Vice President & Secretary
Shares held:	443,873,157

[Signature Page to Action by Written Consent of Stockholders]